EXHIBIT 10.3

Summary of Non-Employee Director Compensation

For Service on the Board of Directors of Esterline Technologies Corporation

Compensation Paid to Non-Employee Directors

Annual retainer for non-executive Chairman of the Board	$150,000

Annual retainer for non-employee directors (other than the non-executive
Chairman of the Board)	$30,000

Attendance (in person) at Board meeting (per meeting fee)	$1,500

Attendance (by phone) at Board meeting (per meeting fee)	$750

Annual issuance of fully-paid Common Stock	$72,000

Compensation for Attendance at Committee Meetings

Attendance (in person) at Committee meeting (per meeting fee)	$1,500

Attendance (by phone or internet) at Committee meeting (per meeting fee)	$750

Additional Compensation for Committee Chairpersons

Audit Committee	$12,500

Compensation Committee	$7,500

Technology Committee	$5,000

Nominating & Corporate Governance Committee	$5,000

Executive Committee (per meeting fee attended in person)	$3,000

Executive Committee (per meeting fee attended by phone or internet)	$1,500

Additional Compensation for the Lead Independent Director	$25,000